SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUNDS

______________________________________________________________________
(Name of Registrants as Specified in Charters)

______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrants)

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DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUNDS
Dreyfus Institutional Preferred Money Market Fund

200 Park Avenue
New York, New York  10166
May 14, 2010

Dear Shareholder:

Enclosed are a Notice and a Proxy Statement concerning a Special Meeting of Shareholders of Dreyfus Institutional Preferred Money Market Funds (the "Company"), on behalf of Dreyfus Institutional Preferred Money Market Fund (the "Fund"), a series of the Company.  The meeting has been called for the purpose of asking shareholders to approve an amended Management Agreement between the Company, on behalf of the Fund, and the Fund's investment adviser, The Dreyfus Corporation ("Dreyfus").  The Fund currently pays Dreyfus a "unitary" management fee, pursuant to which Dreyfus pays certain of the Fund's operating expenses.  The amended Management Agreement provides that the Fund pay these operating expenses directly.  The management fee rate currently payable by the Fund to Dreyfus will not change.  In addition, the Fund's total expenses are not expected to increase materially as a result of these proposed changes, although the effect on each share class will vary based on class specific expenses.  After careful review, the Company's Board has approved the proposal and recommends that you vote in favor of the proposal.

Your vote is extremely important, no matter how large or small your Fund holdings.  To vote, you may use any of the following methods:

•	By Mail. Please complete, date and sign the enclosed proxy card and mail it in the enclosed, postage-paid envelope.

•	By Internet. Have your proxy card available. Go to the website listed on the proxy card. Enter your control number from your proxy card. Follow the instructions on the website.

•	By Telephone. Have your proxy card available. Call the toll-free number listed on the proxy card. Enter your control number from your proxy card. Follow the recorded instructions.

•	In Person. Any shareholder who attends the meeting in person may vote by ballot at the meeting.

We encourage you to vote through the Internet or by telephone using the number that appears on your proxy card.  If you later decide to attend the meeting, you may revoke your proxy and vote your shares in person at the meeting.  Whichever voting method you choose, please take the time to read the full text of the Proxy Statement before you vote.  If you have any questions before you vote, please call your Dreyfus Cash Investment Services Division representative or 1-800-346-3621.

Thank you for your response and for your continued investment with the Fund.

Sincerely,

J. Charles Cardona

Executive Vice President
Dreyfus Institutional Preferred Money Market Funds

DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUNDS
Dreyfus Institutional Preferred Money Market Fund

______________________________________________

Notice of Special Meeting of Shareholders To Be Held on June 24, 2010

______________________________________________

A Special Meeting of Shareholders of Dreyfus Institutional Preferred Money Market Fund (the "Fund"), a series of Dreyfus Institutional Preferred Money Market Funds (the "Company"), will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 8th Floor, New York, New York 10166, on  Thursday, June 24, 2010 at 10:30 a.m., for the following purposes:

1.	To approve an amended Management Agreement between the Company, on behalf of the Fund, and The Dreyfus Corporation.

2.	To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Shareholders of record at the close of business on April 30, 2010 will be entitled to receive notice of and to vote at the meeting.

By Order of the Board of Trustees,

Michael A. Rosenberg
Secretary

New York, New York
May 14, 2010

WE NEED YOUR PROXY VOTE

A SHAREHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT
IS VITAL.  BY LAW, THE MEETING WILL HAVE TO BE ADJOURNED WITHOUT
CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM OF SHARES ELIGIBLE TO
VOTE IS REPRESENTED.  IN THAT EVENT, THE COMPANY WOULD CONTINUE TO
SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM.  CLEARLY, YOUR VOTE
COULD BE CRITICAL TO ENABLE THE COMPANY TO HOLD THE MEETINGS AS
SCHEDULED, SO PLEASE RETURN YOUR PROXY CARDS OR OTHERWISE VOTE
PROMPTLY.  YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR
COOPERATION.

DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUNDS
Dreyfus Institutional Preferred Money Market Fund

PROXY STATEMENT

Special Meeting of Shareholders
to be held on June 24, 2010

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Trustees (the "Board") of Dreyfus Institutional Preferred Money Market Funds (the "Company"), on behalf of Dreyfus Institutional Preferred Money Market Fund (the "Fund"), a series of the Company, to be used at a Special Meeting of Shareholders (the "Meeting") of the Fund to be held on Thursday, June 24, 2010 at 10:30 a.m., at the offices of The Dreyfus Corporation ("Dreyfus"), 200 Park Avenue, 8th Floor, New York, New York 10166, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.  Shareholders of record at the close of business on April 30, 2010 are entitled to receive notice of and to vote at the Meeting.  Shareholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held.  Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon.  If any enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy, by calling the toll-free telephone number, through the Internet or by letter directed to the Company, which must indicate the shareholder's name and account number.  To be effective, such revocation must be received before the Meeting.  In addition, any shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.

As of April 30, 2010, the Fund had 7,568,602,718.539 Prime shares and 967,271,693.09 Reserve shares issued and outstanding.

The principal executive offices of the Fund are located at 200 Park Avenue, New York, New York 10166.  Copies of the Fund's most recent Annual and Semi-Annual Reports are available upon request, without charge, by writing to the Company at 144 Glenn Curtiss Boulevard, Uniondale, New York 11556-0144, or by calling toll-free 1-800-346-3621.

IMPORTANT NOTICE REGARDING INTERNET
AVAILABILITY OF PROXY MATERIALS

THIS PROXY STATEMENT AND COPIES OF THE FUND'S MOST RECENT ANNUAL AND
SEMI-ANNUAL REPORTS TO SHAREHOLDERS ARE AVAILABLE AT
HTTP://WWW.DREYFUS.COM/PROXYINFO.HTM.

PROPOSAL 1
APPROVAL OF AMENDED MANAGEMENT AGREEMENT

Introduction

The Company is seeking shareholder approval of an amended Management Agreement between the Company, on behalf of the Fund, and Dreyfus (the "Amended Management Agreement").  Under the Company's current Management Agreement with Dreyfus (the "Current Management Agreement"), the Fund has agreed to pay Dreyfus a "unitary" management fee at the annual rate of 0.10% of the value of the Fund's average daily net assets for the provision of investment advisory, fund accounting and certain other services.  Under the unitary fee structure, Dreyfus pays all of the Fund's operating expenses, except for the Fund's management fees, distribution or shareholder services plan fees, any brokerage fees and commissions, taxes, interest, fees and expenses of the non-interested Trustees and counsel to the Fund and to the non-interested Trustees, and any extraordinary expenses.

Under the Amended Management Agreement, the Fund would continue to pay Dreyfus a management fee at the annual rate of 0.10% of the value of the Fund's average daily net assets, but the Fund would pay other service providers and bear directly those other Fund operating expenses which currently are paid by Dreyfus under the unitary fee structure.  Such a change would align the Fund's fee and expense structure with that of most other money market mutual funds advised by Dreyfus.  Shareholder approval of the Amended Management Agreement would modify the current contractual fees and expenses arrangement between the Fund and Dreyfus by replacing the Fund's unitary fee structure with a fee structure under which the Fund (rather than Dreyfus) would pay all of its other operating expenses directly, as set forth in the Amended Management Agreement.

The Fund's total expenses are not expected to increase materially as a result of these proposed changes, although the effect on each share class will vary based on class specific expenses.  The services provided to the Fund under the Amended Management Agreement would be the same as those currently provided under the Current Management Agreement.

The Amended Management Agreement is substantially similar in all material respects to the Current Management Agreement, except that the Amended Management Agreement changes the fee structure.  The Amended Management Agreement does not increase the rate of the management fee payable by the Fund, but will have the effect of increasing the total annual operating expenses borne by the Fund.  The Fund's operations and the manner in which Dreyfus manages the Fund will not change if the Amended Management Agreement is approved by shareholders.  No change is anticipated in the operations of or services provided by Dreyfus to the Fund, nor in the portfolio managers responsible for the management of the Fund's investments, as a result of the approval of the Amended Management Agreement.

Information about Dreyfus and the Fund's Other Service Providers

Dreyfus, the Fund's investment adviser, is located at 200 Park Avenue, New York, New York 10166.  Founded in 1947, Dreyfus manages approximately $310 billion in 190 mutual fund portfolios.  Dreyfus is the primary mutual fund business of The Bank of New York Mellon Corporation ("BNY Mellon"), a global financial services company focused on helping clients move and manage their financial assets, operating in 34 countries and serving more than 100 markets.  BNY Mellon is a leading provider of financial services for institutions, corporations and high-net-worth individuals, providing asset and wealth management, asset servicing, issuer services, and treasury services through a worldwide client-focused team.  BNY Mellon has more than $22.3 trillion in assets under custody and administration and $1.1 trillion in assets under management, and it services more than $12 trillion in outstanding debt.  Additional information is available at www.bnymellon.com.  Listed on Exhibit A is certain information, as of March 24, 2010, about each registered investment company for which Dreyfus acts as investment adviser that has a similar investment objective and management policies as the Fund.  This information includes the annual rate of fees payable to Dreyfus as investment adviser.

The following persons are officers and/or directors of Dreyfus:  Jonathan Baum, Chair of the Board and Chief Executive Officer; J. Charles Cardona, President and a director; Diane P. Durnin, Vice Chair and a director; Phillip N. Maisano, Chief Investment Officer, Vice Chair and a director; Bradley J. Skapyak, Chief Operating Officer and a director; Dwight Jacobsen, Executive Vice President and a director; Patrice M. Kozlowski, Senior Vice President–Corporate Communications; Gary E. Abbs, Vice President–Tax; Jill Gill, Vice President–Human Resources; Joanne S. Huber, Vice President–Tax; Anthony Mayo, Vice President–Information Systems; John E. Lane, Vice President; Jeanne M. Login, Vice President; Gary Pierce, Controller; Joseph W. Connolly, Chief Compliance Officer; James Bitetto, Secretary; and Mitchell E. Harris, Jeffrey D. Landau, Ronald P. O'Hanley III, Cyrus Taraporevala, and Scott E. Wennerholm, directors.

Messrs. Skapyak, Cardona, Maisano, Connolly and Bitetto also serve as officers of the Company.  Mr. Skapyak serves as President, Messrs. Cardona and Maisano serve as Executive Vice Presidents, Mr. Connolly serves as Chief Compliance Officer and Mr. Bitetto serves as Vice President and Assistant Secretary of the Company.  No other officers or directors of Dreyfus serve as officers or Trustees of the Company.  The address of each officer and/or director of Dreyfus is 200 Park Avenue, New York, New York 10166.

Administrator.  Dreyfus provides administrative services pursuant to the Current Management Agreement, and will continue to provide the same services pursuant to the Amended Management Agreement.

Distributor.  MBSC Securities Corporation ("MBSC"), a wholly owned subsidiary of Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as distributor of the Fund's shares pursuant to a distribution agreement between the Company and MBSC (the "Distribution Agreement").  The Company's Board has adopted a service plan (the "Service Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to the Fund's Reserve shares.  Pursuant to the Service Plan, the Fund pays MBSC for distributing such class of its shares, for advertising and marketing related to Reserve shares and for providing certain services to shareholders of this class of shares.  The services provided pursuant to the Distribution Agreement and Service Plan are not affected by the approval of the Amended Management Agreement.  The Fund's Reserve shares paid $835,234 to MBSC pursuant to the Service Plan for the fiscal year ended March 31, 2010.

The Fund did not pay any brokerage commissions during the fiscal year ended March 31, 2010.

Other Service Providers.  The Bank of New York Mellon ("BNYM"), an affiliate of Dreyfus, serves as the Fund's custodian and provides the Fund with cash management services.  BNYM is located at One Wall Street, New York, New York 10286.  For the fiscal year ended March 31, 2010, Dreyfus paid BNYM $633,568.22 in fees for custody and cash management services.  Under the Amended Management Agreement, the Fund, rather than Dreyfus, would bear the expense of custodian and cash management services.

Dreyfus Transfer, Inc. ("DTI"), an affiliate of Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as the Fund's transfer agent.  For the fiscal year ended March 31, 2010, Dreyfus paid DTI $5,534.88 in fees for transfer agency services.  Under the Amended Management Agreement, the Fund, rather than Dreyfus, would bear the expense of transfer agency services.

Management Agreements

Current Management Agreement.  Dreyfus currently provides investment management services to the Fund pursuant to the Current Management Agreement.  The initial shareholder of the Fund approved the Current Management Agreement shortly before the Fund commenced investment operations on June 3, 2002.  The Current Management Agreement was most recently renewed by the Board at a  meeting held on July 14 and 15, 2009 (the "July 2009 Board Meeting").  A discussion regarding the basis for the Board's approving the Current Management Agreement with Dreyfus is available in the Fund's Semi-Annual Report for the period ended September 30, 2009.

Under the Current Management Agreement, the Fund has agreed to pay Dreyfus a management fee at an annual rate of 0.10% of the value of the Fund's average daily net assets, and Dreyfus has agreed to pay the Fund's expenses, except for the Fund's management fees, distribution or shareholder services plan fees, any brokerage fees and commissions, taxes, interest, fees and expenses of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund (the "Independent Trustees") and counsel to the Fund and to the Independent Trustees, and any extraordinary expenses.  Dreyfus has separately agreed to reduce its management fee in an amount equal to the accrued fees and expenses of the Independent Trustees, and the fees and expenses of counsel to the Independent Trustees and to the Fund.  In addition, Dreyfus has agreed to reimburse Fund expenses in the event that the Fund's current yields drop below a certain level.  This undertaking is voluntary and may be terminated at any time.

For the fiscal year ended March 31, 2010, the management fees payable by the Fund to Dreyfus, the management fees waived by Dreyfus and the net management fees paid by the Fund were $8,776,757, $0, and $8,776,757, respectively.

If the Amended Management Agreement had been in effect for the Fund's fiscal year ended March 31, 2010, fees payable to Dreyfus thereunder (without giving effect to fee waivers) would have been the same as the amounts payable (without giving effect to fee waivers) for the fiscal year ended March 31, 2010 pursuant to the Current Management Agreement (shown above).

Fees and Expenses—Pro Forma.  Set forth below are tables that describe the fees and expenses paid in connection with each class of shares of the Fund shown, for the fiscal year ended March 31, 2010, (1) under the Current Management Agreement (actual fees and expenses) and (2) pro forma as if the Amended Management Agreement had been in effect for the entire fiscal year.  The types of expenses that the Fund would bear under the Amended Management Agreement that currently are borne by Dreyfus directly pursuant to the Current Management Agreement (reflected in the pro forma columns in the table) include SEC fees and state Blue Sky qualification fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums and outside auditing and legal expenses.  These expenses, as a percentage of Fund net assets, are reflected in "Other Expenses – Pro forma" in the tables below.

Actual Fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)

Fund	Prime Shares		Reserve Shares
	Actual	Pro forma	Actual	Pro forma
Management fees	0.10%	0.10%	0.10%	0.10%
Distribution and/or service (12b-1) fees	N/A	N/A	0.06%	0.06%
Other expenses*	0.00%	0.01%	0.00%	0.01%
Total annual Fund operating expenses*	0.10%	0.11%	0.16%	0.17%

*
Amounts do not reflect the fee paid by the Fund to the U.S. Treasury Department in connection with the Fund's participation under the Treasury Department's Temporary Guarantee Program for Money Market Funds.  If the Program fee had been reflected, Other expenses and Total annual Fund operating expenses would have been [0.02]% higher than the amounts reflected in these rows.

Example

The Example below is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The Example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same.  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	Prime Shares		Reserve Shares
	Actual	Pro forma	Actual	Pro forma
1 Year	$10	$11	$16	$17
3 Years	$32	$35	$52	$55
5 Years	$56	$62	$90	$96
10 Years	$128	$141	$205	$217

Terms of the Management Agreements.  The Amended Management Agreement is substantially similar in all material respects to the Current Management Agreement, except that the Amended Management Agreement changes the fee structure.  The Amended Management Agreement does not increase the rate of the management fee payable by the Fund, but will have the effect of increasing the total annual operating expenses borne by the Fund.  The form of the Amended Management Agreement is attached to this Proxy Statement as Exhibit B.  The following description of the Amended Management Agreement is only a summary.  You should refer to Exhibit B for the complete terms of the Amended Management Agreement.

Pursuant to the Amended Management Agreement, Dreyfus will continue to provide investment management of the Fund's portfolio in accordance with the Fund's investment objective and will obtain and provide the Fund with investment research, supervise the Fund's investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets.  If approved by shareholders of the Fund, the Amended Management Agreement will have the same term as the Current Management Agreement and will be subject to renewal by the Board at its Board meeting scheduled to be held on or about July 15, 2010.  The Amended Management Agreement is subject to annual approval by (i) the Company's Board or (ii) a vote of the shareholders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, provided that in either event the continuance also is approved by a majority of the Independent Trustees, by vote cast in person at a meeting called for the purpose of voting on such approval.  The Amended Management Agreement is terminable without penalty, on 60 days' notice, by the Company's Board or by a vote of the shareholders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or, upon not less than 90 days' notice, by Dreyfus.  The Amended Management Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).  The Amended Management Agreement provides that Dreyfus exercise its best judgment in rendering services to the Fund and that Dreyfus will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, except by reason of willful misfeasance, bad faith or gross negligence in the performance of Dreyfus' duties, or by reason of Dreyfus' reckless disregard of its obligations and duties, under the Amended Management Agreement.

Under the terms of the Amended Management Agreement, Dreyfus will continue to pay the salaries of all officers and employees who are employed by both Dreyfus and the Company, except that the Fund will bear their pro rata portion of the compensation payable to the Fund's Chief Compliance Officer and compliance staff borne by the funds in the Dreyfus Family of Funds.  Under the Amended Management Agreement, Dreyfus also will continue to furnish to the Fund such statistical information, with respect to the investments which the Fund may hold or contemplate purchasing, as the Fund may reasonably request, and will supply office facilities (which may be in Dreyfus' own offices), data processing services, clerical, accounting and bookkeeping services, internal auditing and legal services, internal executive and administrative services, and stationery and office supplies; prepare reports to the Fund's shareholders, tax returns, reports to and filings with the Securities and Exchange Commission (the "SEC") and state Blue Sky authorities; calculate the net asset value of the Fund's shares; and generally assist in all aspects of the Fund's operations.  Dreyfus and its affiliates also have the right to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

As compensation for Dreyfus' services under the Current Management Agreement and the Amended Management Agreement, the Fund agrees to pay Dreyfus a management fee at the annual rate of 0.10% of the value of the Fund's average daily net assets.  Unlike the Current Management Agreement, however, the Amended Management Agreement provides that the Fund pay all of its expenses that are not specifically assumed by Dreyfus.  Under the Amended Management Agreement, the expenses to be borne by the Company, with respect to the Fund, will include:  taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Independent Trustees, SEC fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Company's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, costs of shareholders' reports and meetings and any extraordinary expenses.  Under the Current Management Agreement, the Fund only pays management fees, distribution or service plan fees, any brokerage fees and commissions, taxes, interest, fees and expenses of the Independent Trustees and counsel to the Fund and to the Independent Trustees, and any extraordinary expenses.  Expenses of the Company not attributable to the Fund will be allocated between the Fund and other series of the Company on the basis determined by the Company's Board, including, but not limited to, proportionately in relation to the net assets of each.  In addition, each class of shares of the Fund will bear any class specific expenses allocated to such class, such as distribution and servicing expenses pursuant to the Service Plan for Reserve shares.

Board Consideration of the Amended Management Agreement

At a meeting of the Company's Board held on April 14, 2010 (the "April Board Meeting"), the Board, all of whose members are Independent Trustees, approved, subject to the required shareholder approval described herein, the Amended Management Agreement.  The Independent Trustees were assisted in their review by independent legal counsel and met with counsel in executive session separate from representatives of Dreyfus.  The approval at the April Board Meeting was done in part by reference to information provided for and discussions during the July 2009 Board Meeting in connection with the Board's annual evaluation and approval of the continuance of the Current Management Agreement, as well as to information provided at subsequent Board meetings, including the April Board Meeting.

Analysis of Nature, Extent, and Quality of Services to be Provided to the Fund.  The Trustees considered information previously provided to them in a presentation from representatives of Dreyfus regarding the nature, extent and quality of services provided to the Fund and other funds in the Dreyfus fund complex, and representatives of Dreyfus confirmed that there had been no material changes in this information and that there would be no diminution in the nature, extent, and quality of services provided to the Fund as a result of the proposed changes.  Dreyfus' representatives referred to the presentation and reminded the Trustees of the discussions about the Fund's distribution of accounts and the relationships Dreyfus has with various intermediaries and the different needs of each.  The Board noted that the Fund's shares were offered only to institutional investors.  Dreyfus' representatives reminded the Board of the diversity of distribution among the funds in the Dreyfus fund complex, and Dreyfus' corresponding need for broad, deep, and diverse resources to be able to provide ongoing shareholder services to each distribution channel, including that of the Fund.  Dreyfus also provided the number of shareholder accounts in the Fund, as well as the Fund's asset size.

The Trustees also considered Dreyfus' research and portfolio management capabilities and that Dreyfus also provides oversight of day-to-day fund operations, including fund accounting and administration and assistance in meeting legal and regulatory requirements, and Dreyfus' extensive administrative, accounting and compliance infrastructure.

The Trustees then discussed the nature, extent, and quality of the services to be provided to the Fund pursuant to the Amended Management Agreement, noting that no changes to the services currently provided under the Current Management Agreement were proposed or expected to occur as a result of the change in the Fund's fee and expense structure.  The Board concluded that the nature, extent, and quality of the services to be provided by Dreyfus to the Fund are adequate and appropriate, and that changing the Fund's fee and expense arrangement from a unitary fee structure to an itemized fee structure would not effect Dreyfus' ability to continue to provide services to the Fund of the same scope and quality as provided under the Current Management Agreement.

Comparative Analysis of the Fund's Management Fee, Expense Ratio, and Performance.  The Trustees reviewed reports prepared by Lipper, Inc., an independent provider of investment company data, which included information comparing the Fund's management fee and expense ratio with a group of comparable funds (the "Expense Group") and with a broader group of funds (the "Expense Universe") that were selected by Lipper.  Included in these reports were comparisons of contractual and actual management fee rates and total operating expenses.

The Trustees discussed the Fund's management fee (which is the same management fee rate to be charged under the Amended Management Agreement) and expense ratio and reviewed the management fee and total expense ratio as compared to those of the funds included in the Expense Group and Expense Universe.  The Trustees noted that the Fund's actual and contractual management fee and total expense ratio, after giving effect to the estimated increase in the Fund's total expense ratio as a result of approval of the Amended Management Agreement, continued to be lower than the Expense Group and Expense Universe medians.  It was noted that, under the Current Management Agreement, Dreyfus had voluntarily waived a portion of its management fee for the reporting period pursuant to an undertaking.  Although such undertaking is not contractual and may be terminated at any time, it is expected that, in the current interest rate environment, Dreyfus would continue to voluntarily waive a portion of its management fee.

Representatives of Dreyfus also reviewed with the Trustees the fees paid to Dreyfus or its affiliates by mutual funds managed by Dreyfus or its affiliates with similar investment objectives, policies and strategies, and included within the Fund's Lipper category (the "Similar Funds").  Representatives of Dreyfus also noted that there were no other accounts managed or sub-advised by Dreyfus or its affiliates with similar investment objectives, policies and strategies as the Fund.  It was noted that the Similar Funds had comparable or higher management fees than the fee borne by the Fund.  The Trustees considered the relevance of the fee information provided for the Similar Funds to evaluate the appropriateness and reasonableness of the Fund's management fee under the Amended Management Agreement.

The Board considered the fees paid to Dreyfus under the Current Management Agreement and the fees proposed to be paid to Dreyfus under the Amended Management Agreement, and discussed the relationship of the management fees paid or proposed to be paid to Dreyfus in light of the services provided or proposed to be provided.  The Trustees also discussed the Fund's current unitary fee structure.  Dreyfus' representatives noted that the management fee proposed to be charged under the Amended Management Agreement was the same percentage charged under the Current Management Agreement, but that the Fund's operating expenses would be itemized and separately charged to the Fund under the terms of the Amended Management Agreement.  Dreyfus' representatives noted that the amended fee structure is more consistent with most other money market mutual funds advised by Dreyfus.  While the Fund's total expenses will increase, they are not expected to increase materially as a result of these proposed changes, and the structure should better allocate the risks and benefits of managing the Fund.

The Board also reviewed reports prepared by Lipper that presented the Fund's performance and comparisons of performance to a group of comparable funds that were composed of the same funds included in the Expense Group (the "Performance Group") and to a broader group of funds (the "Performance Universe").  The Trustees discussed the results of the comparisons for various periods ended February 28, 2010.  The Trustees noted that the Fund's total return performance was the best in the Performance Group for four of the six measurement periods, in the second quartile of the Performance Group for the two other periods and in the top quartile of the Performance Universe for all periods.  The Board concluded that the investment performance of the Fund supported approval of the Amended Management Agreement.

Analysis of Profitability and Economies of Scale.  Dreyfus' representatives reviewed the dollar amount of expenses allocated and profit received by Dreyfus and the method used to determine such expenses and profit.  The Board previously had been provided with information prepared by an independent consulting firm regarding Dreyfus' approach to allocating costs to, and determining the profitability of, individual funds and the entire Dreyfus mutual fund complex.  The Trustees also had been informed that the methodology had been reviewed by an independent registered public accounting firm which, like the consultant, found the methodology to be reasonable.  The consulting firm also analyzed where any economies of scale might emerge in connection with the management of the Fund.  The Trustees evaluated the profitability analysis in light of the relevant circumstances for the Fund, including the effect on profitability (which was expected to be minimal) resulting from the Fund bearing expenses currently borne by Dreyfus pursuant to the Current Management Agreement.  The Trustees also considered potential benefits to Dreyfus from acting as investment adviser, and noted that there were no soft dollar arrangements with respect to trading the Fund's portfolio.  The Board determined that the economies of scale which may accrue to Dreyfus and its affiliates in connection with the management of the Fund had been adequately considered by Dreyfus in connection with the management fee rate charged to the Fund, and that, to the extent in the future it were determined that material economies of scale had not been shared with the Fund, the Board would seek to have those economies of scale shared with the Fund.

The Trustees considered Dreyfus' profitability with respect to the Fund as part of their evaluation of whether the Fund's fee under the Amended Management Agreement bears a reasonable relationship to the mix of services to be provided by Dreyfus, including the nature, extent and quality of such services.  It was noted that the profitability percentage for managing the Fund was within ranges determined by appropriate court cases to be reasonable given the services rendered and that the profitability percentage for managing the Fund was not unreasonable given the services provided.  The Trustees also noted Dreyfus' voluntary undertaking and its effect on the profitability of Dreyfus.

At the conclusion of these discussions, the Board agreed that it had been furnished with sufficient information to make an informed business decision with respect to approval of the Amended Management Agreement.  The Board concluded that the fee to be paid by the Fund to Dreyfus under the Amended Management Agreement was reasonable in light of the services to be provided, comparative performance and fee and expense information, costs of the services to be provided and profits to be realized and benefits derived or to be derived by Dreyfus from its relationship with the Fund.

The Board considered these conclusions and determinations and, without any one factor being dispositive, determined that approval of the Amended Management Agreement for the Fund was in the best interests of the Fund and its shareholders.

Vote Required and the Board's Recommendation

For the Fund, the Amended Management Agreement cannot be implemented unless approved at the Meeting, or any adjournment thereof, by a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.  Such a majority means the affirmative vote of the holders of (a) 67% or more of the shares of the Fund present, in person or by proxy, at the Meeting, if the holders of more than 50% of the outstanding shares are so present, or (b) more than 50% of the outstanding shares of the Fund, whichever is less.

THE COMPANY'S BOARD, ALL OF WHOSE MEMBERS ARE INDEPENDENT
TRUSTEES, RECOMMENDS THAT THE FUND'S SHAREHOLDERS VOTE "FOR" THE
APPROVAL OF THE AMENDED MANAGEMENT AGREEMENT.

ADDITIONAL INFORMATION

Proxies, Quorum and Voting at the Meeting

If a proxy represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote Fund shares on a particular matter with respect to which the broker or nominee does not have a discretionary power) or is marked with an abstention (collectively, "abstentions"), the Fund shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business.  Abstentions will not constitute a vote in favor of a proposal.  For this reason, abstentions will have the effect of a "no" vote for the purpose of obtaining requisite approval for Proposal 1.

If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies.  In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposal, the percentage of favorable votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation.  Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the Meeting in person or by proxy.  If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "FOR" the proposal in favor of such adjournment, and will vote those proxies required to be voted "AGAINST" the proposal against any adjournment.  Thirty percent (30%) of the Fund's shares entitled to vote constitute a quorum for the transaction of business at the Meeting.

With respect to Fund shares for which Dreyfus or its affiliate has voting authority, such shares will be voted in the same proportions as the Fund shares for which properly conveyed voting instructions are timely received from shareholders other than Dreyfus or its affiliates.

With respect to Dreyfus individual retirement accounts ("IRAs"), the Individual Retirement Custodial Account Agreement governing the IRAs requires BNYM, as the custodian of the IRAs, to vote Fund shares held in such IRAs in accordance with the IRA shareholder's instructions.  However, if no voting instructions are received, BNYM may vote Fund shares held in the IRA in the same proportions as the Fund shares for which voting instructions are received from other Dreyfus IRA shareholders.  Therefore, if an IRA shareholder does not provide voting instructions prior to the Meeting, BNYM will vote the IRA shares in the same proportions as it votes the shares for which properly conveyed instructions are timely received from other Dreyfus IRA shareholders.

Method of Solicitation and Expenses

The cost of preparing, assembling and mailing this Proxy Statement and the attached Notice of Special Meetings of Shareholders and the accompanying proxy card, as well as the costs associated with the proxy solicitation, will be borne by Dreyfus.  In addition to the use of the mails, proxies may be solicited personally or by telephone, and Dreyfus may pay persons holding Fund shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals.  Dreyfus may retain an outside firm to assist in the solicitation of proxies primarily by contacting shareholders by telephone, the cost of which would be borne by Dreyfus.  Authorizations to execute proxies may be obtained by telephonic or electronically transmitted instructions in accordance with procedures designed to authenticate the shareholder's identity.  In all cases where a telephonic proxy is solicited (as opposed to where the shareholder calls the toll-free number directly to vote), the shareholder will be asked to provide his or her address, social security number (in the case of an individual) or taxpayer identification number (in the case of a non-individual) and the number of shares owned and to confirm that the shareholder has received the Proxy Statement and proxy card in the mail.  Within 72 hours of receiving a shareholder's telephonic or electronically transmitted voting instructions, a confirmation will be sent to the shareholder to ensure that the vote has been taken in accordance with the shareholder's instructions and to provide a telephone number to call immediately if the shareholder's instructions are not correctly reflected in the confirmation.  Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Company a written notice of revocation or a subsequently executed proxy, by calling the toll-free telephone number or through the Internet, or by attending the Meeting and voting in person.

*           *           *

OTHER MATTERS

The Company's Board is not aware of any other matters which may come before the Meeting.  However, should any such matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

The Company does not hold annual meetings.  Shareholders wishing to submit proposals for inclusion in a proxy statement for the Company's next shareholder meeting subsequent to this Meeting, if any, must submit such proposals a reasonable period of time before the Company begins to print and mail the proxy materials for such meeting.

Certain Beneficial Owners

Set forth below is information as to those shareholders known by the Company to own beneficially 5% or more of a class of the Fund's outstanding voting securities as of March 19, 2010.

Name of Fund and Number of Shares Outstanding	Name and Address of Shareholder	Amount of Shares Held	Percentage of Shares Held

Prime Shares	Hare & Co. c/o The Bank of New York Mellon Short Term Investment Funds 111 Sanders Creek Parkway, Fl. 2 East Syracuse, NY 13057-1382	1778,551,193.30	20.11%

	UT System Board of Regents 401 Congress Avenue, Suite 2800 Austin, TX 78701	1,575,887,690.82	17.82%

	Boston & Company c/o Mellon Bank, N.A. Attention: Cash Sweep 3 Mellon Bank Center Pittsburgh, PA 15259-0001	932,773,181.70	10.55%

	The Bank of New York, as Agent for Securities Lending Clients 32 Old Slip, Fl. 15 New York, NY 10005	846,325,000.00	9.57%

	Suntrust Bank – Omnibus for Business Sweep Attention: Corporate Treasurer 303 Peachtree Street, Suite 1130 Atlanta, GA 30308-3201	842,000,000.00	9.52%

	Board of Regents for the University of Texas System PUF Active Reserve 135 Santilli Highway Everett, MA 02149-1906	627,770,534.21	7.10%

	Health Care Service Corporation Attention: Investment and Reporting 300 E. Randolph Street Chicago, IL 60601-5014	575,284,747.65	6.50%

Reserve Shares	Comerica Bank 201 W. Fort Street, Fl. 3 Detroit, MI 48226-3215	963,648,030.21	96.45%

Under the 1940 Act, a shareholder that beneficially owns, directly or indirectly, more than 25% of the Fund's total outstanding shares may be deemed a "control person" (as defined in the 1940 Act) of the Fund.

As of March 19, 2010, Trustees and officers of the Company, as a group, owned less than 1% of a class of shares of the Fund.

Notice to Banks, Broker/Dealers and Voting Trustees and their Nominees

Please advise the Company, in care of Dreyfus Transfer, Inc., P.O. Box 9263, Boston, Massachusetts 02205-8501, whether other persons are the beneficial owners of Fund shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE,
SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE
URGED TO COMPLETE, SIGN, DATE AND RETURN EACH PROXY CARD IN THE
ENCLOSED STAMPED ENVELOPE.

Dated:  May 14, 2010

EXHIBIT A

Fund Name	Approximate Net Assets as of March 24, 2010 (all $ amounts in thousands)	Fee as a Percentage (%) of Average Daily Net Assets*

Dreyfus Liquid Assets, Inc.	$4,492,611	0.50
Dreyfus Worldwide Dollar Money Market Fund, Inc.	$581,348	0.50
Dreyfus Institutional Cash Advantage Fund	$34,835,394	0.10
Dreyfus Institutional Cash Advantage Plus Fund	$2,817,095	0.10
Dreyfus Institutional Preferred Plus Money Market Fund	$705,139	0.10
CitizensSelect Prime Money Market Fund	$621,245	0.10
Dreyfus Institutional Reserves Money Fund	$10,273,912	0.14
Dreyfus Money Market Instruments: Money Market Series	$1,349,622	0.50
Dreyfus Variable Investment Fund: Money Market Portfolio	$309,742	0.50
Dreyfus BASIC Money Market Fund, Inc.	$851,092	0.50
General Money Market Fund, Inc.	$12,953,449	0.50
Dreyfus Money Market Reserves	$491,651	0.50
Dreyfus Cash Management	$33,779,792	0.20
Dreyfus Cash Management Plus, Inc.	$5,505,914	0.20
BNY Mellon Money Market Fund	$1,249.298	0.15

*
During each fund's current fiscal year, pursuant to undertakings in effect, Dreyfus waived receipt of a portion of each fund's management fee and/or absorbed certain operating expenses of the funds.  Some of these undertakings were contractual while others were voluntary and subject to termination at any time.

EXHIBIT B

FORM OF MANAGEMENT AGREEMENT

DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUNDS
200 Park Avenue
New York, New York 10166

___________, 2010

The Dreyfus Corporation
200 Park Avenue
New York, New York 10166

Ladies and Gentlemen:

The above-named investment company (the "Fund") consisting of the series named on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series"), herewith confirms its agreement with you as follows:

The Fund desires to employ its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its charter documents and in each Series' Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board.  The Fund desires to employ you to act as its investment adviser.

In this connection it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement.  Such person or persons may be officers or employees who are employed by both you and the Fund.  The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Fund's behalf in any such respect.

Subject to the supervision and approval of the Fund's Board, you will provide investment management of each Series' portfolio in accordance with such Series' investment objectives and policies as stated in the Series' Prospectus and Statement of Additional Information as from time to time in effect.  In connection therewith, you will obtain and provide investment research and will supervise each Series' investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of such Series' assets.  You will furnish to the Fund such statistical information, with respect to the investments which a Series may hold or contemplate purchasing, as the Fund may reasonably request.  The Fund wishes to be informed of important developments materially affecting any Series' portfolio and shall expect you, on your own initiative, to furnish to the Fund from time to time such information as you may believe appropriate for this purpose.

In addition, you will supply office facilities (which may be in your own offices), data processing services, clerical, accounting and bookkeeping services, internal auditing and legal services, internal executive and administrative services, and stationery and office supplies; prepare reports to each Series' stockholders, tax returns, reports to and filings with the Securities and Exchange Commission and state Blue Sky authorities; calculate the net asset value of each Series' shares; and generally assist in all aspects of the Fund's operations.  You shall have the right, at your expense, to engage other entities to assist you in performing some or all of the obligations set forth in this paragraph, provided each such entity enters into an agreement with you in form and substance reasonably satisfactory to the Fund.  You agree to be liable for the acts or omissions of each such entity to the same extent as if you had acted or failed to act under the circumstances.

You shall exercise your best judgment in rendering the services to be provided to the Fund hereunder and the Fund agrees as an inducement to your undertaking the same that you shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by one or more Series, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to the Fund or a Series or to its security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

In consideration of services rendered pursuant to this Agreement, the Fund will pay you on the first business day of each month a fee at the rate set forth opposite each Series' name on Schedule 1 hereto.  Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current Prospectus and Statement of Additional Information.  The fee for the period from the date of the commencement of the public sale of a Series' shares to the end of the month during which such sale shall have been commenced shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

For the purpose of determining fees payable to you, the value of each Series' net assets shall be computed in the manner specified in the Fund's charter documents for the computation of the value of each Series' net assets.

You will bear all expenses in connection with the performance of your services under this Agreement.  All other expenses to be incurred in the operation of the Fund will be borne by the Fund, except to the extent specifically assumed by you.  The expenses to be borne by the Fund include, without limitation, the following:  organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of you or any of your affiliates, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, costs of shareholders' reports and meetings, and any extraordinary expenses.

The Fund understands that you now act, and that from time to time hereafter you may act, as investment adviser to one or more other investment companies and fiduciary or other managed accounts, and the Fund has no objection to your so acting, provided that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by you which have available funds for investment, the available securities will be allocated in a manner believed by you to be equitable to each company or account.  It is recognized that in some cases this procedure may adversely affect the price paid or received by one or more Series or the size of the position obtainable for or disposed of by one or more Series.

In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement.  Any person, even though also your officer, director, partner, employee or agent, who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely for the Fund and not as your officer, director, partner, employee or agent or one under your control or direction even though paid by you.

As to each Series, this Agreement shall continue until the date set forth opposite such Series' name on Schedule 1 hereto (the "Reapproval Date"), and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Series' name on Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940) of such Series' outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Board members who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.  As to each Series, this Agreement is terminable without penalty, on 60 days' notice, by the Fund's Board or by vote of holders of a majority of such Series' shares or, upon not less than 90 days' notice, by you.  This Agreement also will terminate automatically, as to the relevant Series, in the event of its assignment (as defined in said Act).

The Fund recognizes that from time to time your directors, officers and employees may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "Dreyfus" as part of their name, and that your corporation or its affiliates may enter into investment advisory or other agreements with such other entities.  If you cease to act as the Fund's investment adviser, the Fund agrees that, at your request, the Fund will take all necessary action to change the name of the Fund to a name not including "Dreyfus" in any form or combination of words.

This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund.  The obligations of this Agreement shall only be binding upon the assets and property of the Fund or the affected Series, as the case may be, and shall not be binding upon any Board member, officer or shareholder of the Fund individually.

If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,

DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUNDS

By:______________________________ Name: Title:

Accepted:

THE DREYFUS CORPORATION

By:______________________________ Name: Title:

SCHEDULE 1

Name of Series	Annual Fee as a Percentage of Average Daily Net Assets	Reapproval Date	Reapproval Day
Dreyfus Institutional Preferred Money Market Fund	0.10%	August 31, 2010	August 31st

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting of Shareholders is available at www.proxyvote.com.

DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUNDS
Dreyfus Institutional Preferred Money Market Fund

The undersigned shareholder of Dreyfus Institutional Preferred Money Market Fund (the "Fund"), a series of Dreyfus Institutional Preferred Money Market Funds (the "Company"), hereby appoints John B. Hammalian and Robert R. Mullery, and each of them, the proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Fund standing in the name of the undersigned at the close of business on April 30, 2010 at a Special Meeting of Shareholders to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 8th Floor, New York, New York 10166, at 10:30 a.m., on Thursday, June 24, 2010, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

Please mark box using black or blue ink.

1.	To approve an amended Management Agreement between the Company, on behalf of the Fund, and The Dreyfus Corporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY  11735

THREE EASY WAYS TO VOTE YOUR PROXY

To vote by Internet

1)  Read the Proxy Statement and have the proxy card below at hand.
2)  Go to website www.proxyvote.com.
3)  Follow the instructions provided on the website.

To vote by Telephone

1)  Read the Proxy Statement and have the proxy card below at hand.
2)  Call 1-800-690-6903.
3)  Follow the instructions.

To vote by Mail

1)  Read the Proxy Statement.
2)  Check the appropriate boxes on the proxy card below.
3)  Sign and date the proxy card.
4)  Return the proxy card in the envelope provided.

THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD AND WILL BE VOTED FOR
THE ABOVE PROPOSAL UNLESS OTHERWISE INDICATED.

Signature(s) should be exactly as name or names appearing on this proxy.  If shares are held jointly, each shareholder is requested to sign, but only one signature is required.  If signing is by attorney, executor, administrator, trustee or guardian, please give full title.  By signing this proxy card, receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged.

Dated: ________ __, 2010

_____________________
Signature(s)

_____________________
Signature(s)

If you are NOT voting by Telephone or Internet, Please
Sign, Date and Return the Proxy Card
Promptly Using the Enclosed Envelope